UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report	June 10, 2005
(Date of earliest event reported)	June 9, 2005

First Ottawa Bancshares, Inc.

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-30495	36-4331185
(Commission File Number)	(I.R.S. Employer Identification Number)

701-705 LaSalle Street, Ottawa, Illinois	61350
(Address of principal executive offices)	(Zip Code)

(815) 434-0044

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

On June 9, 2005, First National Bank of Ottawa, a wholly-owned subsidiary of First Ottawa Bancshares, Inc., entered into separate employment agreements with each of Donald Harris to serve as Chief Operating Officer, Patrick Fayhee to serve as Chief Lending Officer, Steven Gonzalo to serve as Chief Technology Officer and Vincent Easi to serve as Chief Financial Officer.  Each agreement provides for an initial one-year or two-year term (depending on the position) and each agreement will renew for successive one-year terms thereafter, unless terminated upon 90 days notice.  Each agreement specifies a minimum annual salary and provides for increases based on base salary levels at comparable financial institutions.  The agreements set forth the respective rights and obligations of the parties in the event of the termination of employment.

The agreements are attached to this Form 8-K as Exhibits 10.1 through 10.4.

Item 9.01.  Financial Statements and Exhibits

(c)           Exhibits.

10.1         Employment Agreement between First National Bank of Ottawa and Donald Harris

10.2         Employment Agreement between First National Bank of Ottawa and Patrick Fayhee

10.3         Employment Agreement between First National Bank of Ottawa and Steven Gonzalo

10.4         Employment Agreement between First National Bank of Ottawa and Vincent Easi

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST OTTAWA BANCSHARES, INC.

Dated: June 10, 2005	By:	/s/ Joachim J. Brown
Joachim J. Brown
President and Chief Executive Officer